                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            CHAD THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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
                             CHAD THERAPEUTICS, INC.

                                 -------------

                      NOTICE OF ANNUAL SHAREHOLDERS MEETING
                           To be held September 9,1997

                                 -------------

   The Annual Meeting of Shareholders of Chad Therapeutics, Inc. (the "Company") will be held at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, CA 91367 on September 9, 1997 at 10:00 a.m., Los Angeles time (the "Meeting"), for the following purposes:

   1. to elect (4) directors of the Company to the 1999 Class to serve during the ensuing two years or until their successors have been duly elected and qualified. The Board of Directors' nominees for election are Charles R. Adams, Francis R. Fleming, David L. Cutter and Philip Wolfstein.

   2. to ratify the appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors; and

   3. to transact such other business as may properly come before the Meeting and any adjournments thereof.

   Pursuant to the Bylaws of the Company, the Board of Directors has fixed July 11, 1997, as the record date for the determination of such shareholders entitled to notice of and to vote at the Meeting, and all adjournments thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Meeting.

   We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the meeting by executing and returning the enclosed Proxy. Whether or not you expect to attend the meeting in person, please date and sign the accompanying Proxy and return it promptly in the envelope enclosed for that purpose. If a shareholder receives more than one Proxy because he owns shares registered in different names or addresses, each Proxy should be completed and returned.

                                 By Order of the Board of Directors

                                            EARL L. YAGER
                                              Secretary

Chatsworth, California
July 11, 1997

                             CHAD THERAPEUTICS, INC.

                              21622 Plummer Street
                          Chatsworth, California 91311
                                 (818) 882-0883

                                  -------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  -------------

                                September 9,1997

                                  -------------

                                 PROXY STATEMENT

                                  -------------

                               GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Chad Therapeutics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, CA 91367, at 10:00 a.m., Los Angeles Time, on September 9, 1997, and any adjournments thereof (the "Meeting").

                        VOTING AND REVOCABILITY OF PROXY

   July 11, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and all adjournments thereof. As of July 11, 1997, there were 9,951,117 of the Company's Common Shares entitled to a vote at the Meeting. This Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about July 14, 1997. The Company's 1997 Annual Report to Shareholders, including financial statements for the fiscal year ended March 31, 1997, has been enclosed for the benefit of shareholders entitled to vote at the Meeting.

   Proxies may be revoked at any time before they are voted by filing with the Secretary of the Company a written notice of revocation, or by executing a Proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Meeting who expresses a desire to vote his shares in person. Subject to any such revocation, all shares represented by properly executed Proxies will be voted in accordance with the specifications on the enclosed Proxy. If no such specification is made, the shares will be voted as follows: (1) for the election of each of the nominees named herein as directors (but the person designated as proxy reserves discretion to cast votes for other persons in the unanticipated event that any such nominee becomes unavailable to serve), and (2) to ratify the appointment of KPMG Peat Marwick LLP, certified public accountants, as the Company's independent auditors for its fiscal year commencing April 1, 1997.

VOTE REQUIRED FOR APPROVAL

   1. Election of Directors

   Section 708 of the California Corporations Code provides that a shareholder may vote for one or more directors by cumulative voting provided that the name of the candidates for whom the cumulative votes would be cast have been placed in nomination prior to the voting and that the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the election of directors. Cumulative voting means that each shareholder is entitled to as many votes as equal the number of shares that he owns multiplied by the number of directors to be elected. He may cast all of such votes for a single nominee or he may distribute them among any two or more nominees, as he sees fit. If cumulative voting is not requested, each shareholder will be entitled to one vote per share for each director to be elected.

   The enclosed Proxy vests in the proxyholder cumulative voting rights. The person authorized to vote shares represented by executed Proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors' nominees as he may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. In any case, the Proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxyholder, makes such action necessary or desirable. The four (4) nominees who receive the largest number of votes shall be elected, provided that each of them receives at least a majority of the quorum.

   2. Other Matters

   On any matters which may come before the Meeting, shareholders will be entitled to one vote for each share held of record. Approval of the proposal to ratify the appointment of KPMG, requires the affirmative vote of a majority of the Common Shares represented and voting at the Meeting.

   The presence in person or proxy of the persons entitled to vote a majority of the issued and outstanding Common Shares constitutes a quorum for the transaction of business at the Meeting,

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The following table sets forth as of June 27, 1997, the ownership of the Common Shares by those persons known by the Company to own beneficially 5% or more of such shares, by each director who owns any such shares and by all officers and directors of the Company as a group:

                  NAME AND ADDRESS                               AMOUNT     PERCENT OWNED
                  ----------------                               ------     -------------
     Charles R. Adams(1)(2) ..............................       614,010        6.2%
     Francis R. Fleming(1)(2) ............................       233,023        2.4%
     David L. Cutter(1)(2) ...............................        64,479         .7%
     Norman Cooper(1)(2) .................................        86,606         .9%
     John C. Boyd(1)(2) ..................................       139,396        1.4%
     Philip Wolfstein(1)(2) ..............................       141,944        1.4%
     Earl L. Yager(1)(2) .................................       176,070        1.8%
     All Officers and Directors as a group (9 people)(2) .     1,599,142       16.1%
     Kevin Kimberlin(3) ..................................       645,204        6.5%

  (1) The address of each director is 21622 Plummer Street, Chatsworth, CA
      91311.

  (2) Includes shares subject to options which are currently exercisable or which become exercisable within sixty (60) days: Charles R. Adams - 143,112 shares, Francis R. Fleming - 80,540 shares, David L. Cutter - 9,657 shares, Norman Cooper - 9,657 shares, John C. Boyd - 9,657 shares, Philip Wolfstein - 9,657 shares, Earl L. Yager - 30,128 shares, all Officers and Directors as a group - 352,863 shares.

  (3) Mr. Kimberlin's address is c/o Spencer Trask, 535 Madison Avenue, New York, MY 10022.


SECTION 16 REPORTS

   Under the Federal securities laws, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the most recent fiscal years or prior fiscal years. In making these statements, the Company has relied on the written representations of its directors and executive officers and its ten percent shareholders and copies of the reports that they have filed with the Securities and Exchange Commission. To the best of the Company's knowledge, all of the filing requirements were satisfied by the Company's directors and executive officers and ten percent shareholders in fiscal 1997.



                              ELECTION OF DIRECTORS

NOMINEES

   The Bylaws of the Company, as amended, provide that the Board of Directors shall not be less than five and not more than 13 and shall be fixed from time to time by resolution of the Board of Directors. At its meeting of September 20, 1994, the Board of Directors fixed the number of directors constituting the entire Board at seven.

   The Bylaws divide the Board into two classes, Class I and Class II. Four directors have terms of office that expire at the 1997 Annual Meeting, and these four directors are standing for reelection for a two-year term as Class I members. These directors are Messrs. Adams, Fleming, Cutter and Wolfstein. The remaining three Class 11 members will continue to serve until the 1998 Annual Meeting.

   All nominees for election as Class I members of the Board of Directors at the 1997 Annual Meeting will be elected for a term of two years and shall serve until their terms expire at the 1999 Annual Meeting or until their successors are duly elected and qualified.

   It is the intention of the person named in the proxy to vote such proxies for the election of the four listed nominees, each of whom has consented to be a nominee and serve as a director if elected. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted in the discretion of the holder of such proxies for other nominees not named herein in lieu of those unwilling or unable to serve.

   The nominees for election to Class I and the incumbents in Class II have supplied the following information pertaining to their age and principal occupation or employment during the past five (5) years:

                  NAME                         AGE              POSITION               DIRECTOR SINCE
                  ----                         ---              --------               --------------
         NOMINEES TO CLASS I
         -------------------
         Charles R. Adams                       69       Chief Executive Officer
                                                         and Director                        1982
         Francis R. Fleming                     59       President, Chief Operating
                                                         Officer and Director                1994
         David L. Cutter                        68       Director                            1983
         Philip Wolfstein                       46       Director                            1994

         INCUMBENTS IN CLASS II
         ----------------------
         Norman Cooper                          66       Director                            1986
         John C. Boyd                           64       Director                            1986
         Earl L. Yager                          51       Senior Vice President, Chief
                                                         Financial Officer, Secretary
                                                         and Director                        1988

   Charles R. Adams has been Chief Executive Officer and a director of the Company since its formation in August, 1982. He was President of the Company from 1982 until March 1995. From October, 1980, until August, 1982, he was an independent consultant to numerous companies in the health care field, including Syntex, DuPont and 3M. Prior to joining the Company, he was employed for 27 years by Riker Laboratories U.S.A., a major manufacturer and distributor of pharmaceuticals. Mr. Adams served for 14 years as either President or Vice President, General Manager of Riker. Mr. Adams was both a director of the Pharmaceutical Manufacturers Association and Chairman of the Western Pharmaceutical Group for more than 10 years. He has served on the State of California Pharmacy Advisory Commission, on the University of Southern California College of Pharmacy Board of Advisors, on the Northridge Hospital Foundation Board of Trustees and with numerous other professional and civic organizations.

   Francis R. Fleming has been President and Chief Operating Officer of the Company since April, 1995 and was Executive Vice President from April 1, 1993 to March 1, 1995 and Vice President and Marketing Director from April, 1983 to April, 1993. Prior thereto, he was employed by Riker Laboratories and 3M for 20 years, ultimately as the National Sales Manager for the Personal Care Products Department for 3M. Prior to this assignment, he was General Manager of Riker, Canada, and a member of 3M's Canada Management Committee.

   David L. Cutter has been a director of the Company since May, 1983. He is retired Chairman of the Board of Trustees of Alta Bates Medical Center and a director of Civic Bancorp. He was the President of Herrick Hospital and Health Center from 1978 to 1984. He is the retired Chairman of the Board of Cutter Laboratories, Inc. a whollyowned subsidiary of Bayer A.G. Leverkusen, Germany. He was a director of the Pharmaceutical Manufacturers Association from 1972-1978 (past chairman of the Medical Devices and Diagnostic Products Section), and a director of the Medical Surgical Manufacturers' Association from 1971-1973.

   Philip Wolfstein has been a director of the Company since October, 1994. He has been President and a director of Wolfstein International, Inc., an international trading company, since 1976.

   Norman Cooper has been a director of the Company since May, 1986, Mr. Cooper is the retired Chairman of the Board of Kallir, Philips, Ross, Inc., a major advertising agency specializing in the health care field. He has been with Kallir, Philips, Ross, Inc. since 1965 and was named Executive Vice President in 1972, Chief Operating Officer in 1981 and President in 1985. Mr. Cooper is a licensed pharmacist; and is a member of the American Marketing Association, the Pharmaceutical Manufacturers Association and the Pharmaceutical Advertising Council.

   John C. Boyd has been a director of the Company since May, 1986. Mr. Boyd was General Manager of Dunaway Equipment Co., Inc. from 1991 to 1994, a company specializing in the sale and service of equipment in the logging industry. He was President of Beaty Leasing & Rental, an automobile leasing and rental firm which he founded, from 1982 to 1991. From 1969 to 1982, Mr. Boyd served as Personnel Director and Manager of Marketing Administration for Riker Laboratories, Inc.

   Earl L. Yager has been Senior Vice President of the Company since April, 1995, Chief Financial Officer since May, 1983, and Secretary and a director since July, 1988. From May, 1980, until May, 1983, he was President of Calabasas Enterprises, Inc., a privately owned real estate investment and development company. From May, 1975, to February, 1982, he was managing partner in the accounting firm of Femrite, Yager and Blank. Mr. Yager has been a certified public accountant since 1970 and is a member of the American Institute of Certified Public Accountants.

INFORMATION CONCERNING BOARD OF DIRECTORS AND CERTAIN COMMITTEES

   The Board of Directors holds regular meetings and held a total of five (5) meetings during the fiscal year ended March 31, 1997. Each director attended every meeting of the Board and of each committee of which he was a member. In addition, the Board considered and adopted resolutions by unanimous written consent during the fiscal year ended March 31, 1997.

   Three committees have been created by the Board of Directors - a Finance and Audit Committee, a Compensation Committee and an Organization Committee. The members of the Finance and Audit committee are Messrs. Cutter, Cooper and Wolfstein. Mr. Cutter is the Chairman of the Finance and Audit Committee. The Finance and Audit Committee met twice during the fiscal year ended March 31, 1997. The members of the Compensation Committee are Messrs. Boyd, Cooper and Wolfstein. Mr. Boyd is the Chairman of the Compensation Committee. The Compensation Committee met twice during the fiscal year ended March 31, 1997. The members of the Organization Committee are Messrs. Adams, Boyd, Cooper and Cutter. Mr. Cooper is the Chairman of the Organization Committee. The Organization Committee met once during the fiscal year ended March 31, 1997.

   The functions of the Finance and Audit Committee include, among other things, reviewing and making recommendations to the Board of Directors with respect to
(1) the engagement or reengagement of an independent accounting firm to audit the Company's financial statements, (2) the policies and procedures of the Company and management with respect to maintaining the Company's books and records and furnishing necessary information to the independent auditors, and
(3) the adequacy of the Company's internal accounting controls.

   The functions of the Compensation Committee include making recommendations to the Board of Directors regarding compensation for the principal officers and other key employees of the Company, incentive compensation to employees and other employee compensation and benefits.

   The functions of the Organization Committee include reviewing and making recommendations for Board committee assignments, screening and making recommendations regarding candidates for Board of Directors vacancies and studying and making recommendations regarding succession and replacement of key executives,

   In addition to the aforementioned committees of the Board of Directors, the Company also has a Stock Option Committee which administers the Company's Stock Option Plan. The Stock Option Committee is comprised of Messrs. Boyd, Cutter and Wolfstein. Mr. Wolfstein is chairman of the Stock Option Committee, which met once during the past fiscal year.

   Each non-employee director is entitled to receive his expenses and a fee of $1000 for each Board meeting attended and $100 for each committee meeting attended unless the committee meeting occurs on the same day as the Board meeting in which event, each non-employee director received only the fee for attending a Board meeting. In addition, each non-employee director receives a quarterly retainer in the amount of $2,500. Directors who are also employees do not receive separate compensation for services as directors.

                               EXECUTIVE OFFICERS

The executive officers of the Company are:

          Name                        Age                       Position
          ----                        ---                       --------
        Charles R. Adams               69        Chief Executive Officer
        Francis R. Fleming             59        President and Chief Operating Officer
        Earl L. Yager                  51        Senior Vice President,
                                                 Chief Financial Officer and Secretary.
        Oscar J. Sanchez               54        Vice President - Engineering and Development
        Louie Goryoka                  40        Vice President - Quality Assurance
                                                 and Regulatory Affairs

   Oscar J. Sanchez has been Vice President of Engineering and Development since September, 1996, and was Vice President of Manufacturing for the Company from April, 1993 to August, 1996, and Manufacturing Manager from April, 1983 to April, 1993. Prior to this assignment, Mr. Sanchez occupied various positions of responsibility in Engineering and Management both inside and outside the U.S. The most recent as Director of Manufacturing for Riker Laboratories in Mexico City. He has been an active member of the Society of Manufacturing Engineers for 20 years where he served two terms as elected Chairman of the Los Angeles Chapter.

   Louie Goryoka has been Vice President of Quality Assurance and Regulatory Affairs for the Company since April, 1996, and was Quality Assurance and Regulatory Affairs Manager from July, 1995 to March, 1996. From March, 1994, to June, 1995, he was an independent consultant to various companies in the health care field specializing in quality assurance, regulatory affairs and as an ISO 9000 Assessor. From October, 1992, to March, 1994, he was Director of Quality Assurance and Regulatory Affairs for Trimedyne, Inc. and from October, 1990, to October, 1992, held the same position at Respiratory Support Products. He has served as the Co-Chairman for the California Orange County Regulatory Affairs Professional Organization and is currently an active member of the American Society for Quality Control and the Regulatory Affairs Professional Society. He is also a Certified Quality Engineer and an ISO 9000 lead Auditor.

   For the biographies of Messrs. Adams, Fleming and Yager, see "Election of Directors - Nominees".

                           SUMMARY COMPENSATION TABLE

                                                                   Long Term Compensation
                                               Annual                      Awards
                                            Compensation           -----------------------
                                    -----------------------------         Securities
          Name And                                                        Underlying       All Other
     Principal Position             Year    Salary($)  Bonus(1)($)        Options(#)    Compensation(2)($)
     ------------------             ----    ---------  -----------        ----------    ------------------
Charles R. Adams                    1997     291,600     29,160                  -            22,697
   Chief Executive Officer          1996     278,400     55,680                  -            14,877
                                    1995     265,200     53,040             75,000            15,205

Francis R. Fleming                  1997     174,000     17,400                  -            12,250
   President and                    1996     165,600     33,120                  -            12,120
    Chief Operating Officer         1995     150,000     30,000             50,000            12,026

Earl L. Yager                       1997     162,000     16,200                  -            12,250
   Senior Vice President,           1996     154,800     30,960                  -            12,120
    Chief Financial Officer         1995     140,400     28,080             40,000            11,640
    and Secretary

Oscar J. Sanchez                    1997     126,000     12,600                  -            10,990
   Vice President,                  1996     121,200      9,696                  -            10,821
    Engineering and Development     1995     110,400     16,560             25,000            10,140

Louie Goryoka                       1997     120,000     12,000                  -             5,355
   Vice President, Quality
    Assurance and Regulatory        1996      63,756     12,751             30,000                 -
    Affairs

(1) Annual bonus amounts are earned, accrued and paid during the fiscal years indicated.
(2) These amounts consist of: (a) payments of premiums on a life insurance policy on Mr. Adam's life pursuant to an employment contract of $10,447 in 1997 and $2,757 in 1996 and 1995 and (b) contributions by the Company in 1997, 1996 and 1995 to the Chad Therapeutics, Inc. Employee Savings and Retirement Plan as follows: Mr. Adams $12,250, $12,120, and $12,448, Mr. Fleming $12,250, $12,120, and $12,026, Mr. Yager $12,250, $12,120, and
    $11,640, Mr. Sanchez $10,990, $10,821, and $10,140 and Mr. Goryoka $5,355 in
    1997, respectively.

OPTION GRANTS FOR THE YEAR ENDED MARCH 31, 1997

                                                                                                                POTENTIAL
                                                                                                            REALIZED VALUE AT
                                                                                                              ASSUMED ANNUAL
                                                   % OF TOTAL                                             RATES OF STOCK PRICE
                                                     OPTIONS                                                 APPRECIATION FOR
                                   OPTIONS          GRANTED TO                                                OPTION TERM (4)
                                  GRANTED(#)        EMPLOYEES        EXERCISE PRICE    EXPIRATION         ---------------------
      NAME                          (1,2)          DURING 1995       $ PER SHARE(3)       DATE               5%           10%
      ----                          -----          -----------        ------------        ----               --           ---
No Options were granted in 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT MARCH 31, 1997

                                                                NUMBER OF           VALUE OF
                                                         SECURITIES UNDERLYING     UNEXERCISED
                                                              UNEXERCISED          IN-THE-MONEY
                                                               OPTIONS AT           OPTIONS AT
                                SHARES                       MARCH 31,1997         MARCH 31,1997
                               ACQUIRED          VALUE       EXERCISABLE/          EXERCISABLE/
              NAME           ON EXERCISE(#)   REALIZED($)    UNEXERCISABLE        UNEXERCISABLE($)
              ----           -------------    ----------     -------------        ----------------
         Charles R. Adams         -0-             -0-        143,112/38,625       651,000/231,000
         Francis R. Fleming       -0-             -0-         80,540/46,350       310,000/277,000
         Earl L. Yager            -0-             -0-         30,128/37,080       169,000/222,000
         Oscar J. Sanchez         -0-             -0-         54,725/23,175       175,000/139,000
         Louie Goryoka            -0-             -0-          6,180/24,720               -0-/-0-


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In May 1997, the Company made a loan of $130,000 to Mr. Louie Goryoka to assist Mr. Goryoka in relocation of his personal residence. The loan was approved by the Board of Directors and is evidenced by a promissory note bearing interest at the rate of 7.25%. The outstanding balance on the loan at June 13, 1997, was $129,596.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   None of the members of the Compensation Committee are or formerly were officers or employees of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. Furthermore, none of the executive officers of the Company served as a member of the Board of Directors, Compensation Committee or committee performing equivalent functions of any other company.

             REPORTS OF THE COMPENSATION AND STOCK OPTION COMMITTEE

   All members of the Compensation Committee are independent, non-employee directors. The Compensation Committee is responsible for reviewing the Company's compensation policies and making recommendations to the Board with respect to executive compensation. In addition, the Company currently has a Stock Option Committee, comprised entirely of independent non-employee directors, which is responsible for administering the Company's Stock Option Plan.

     The Company's compensation policies are designed to:

       o attract and retain well-qualified executives who are willing to work in a small, growing company;
       o create a performance-oriented environment which recognizes both annual and long-term results;
       o strengthen the identification of executive officers with shareholder interests; and
       o      reward long-term commitment to the Company.

   Compensation of the Company's executive officers is composed primarily of salary, bonuses and stock options.

   1. SALARIES - Salaries for executive officers are established with a view towards maintaining the Company's competitive ability to retain well-qualified executive officers. The Committee reviews executive pay statistics compiled by the Health Industry Manufacturers Association ("HIMA"). It generally seeks to fix executive salaries at or near the midpoint for positions of comparable responsibility in companies of comparable size in the HIMA study. Salaries are reviewed annually by the Compensation Committee which consults with the Chief Executive Officer on the appropriate salary levels for each of the executive officers. Salary levels are generally increased as executives assume new or expanded responsibilities.

   2. BONUSES - The Company does not have a formal incentive bonus plan with fixed performance standards. The Compensation Committee annually reviews executive performance to determine if bonuses would be appropriate. Payment of bonuses is entirely discretionary and bonuses have generally not exceeded 20% of base compensation. Cash bonuses are the Company's primary means for rewarding superior performance during the immediate past year. The Compensation Committee's standards for determining bonus amounts are subjective and are not governed by any specific, quantitative criteria. The Compensation Committee confers with the Chief Executive Officer regarding the contribution which each executive officer made to the Company's performance during the previous year in order to determine if bonuses should be paid and if so, the appropriate amount of bonus to be paid. Factors considered in the award of bonuses include (in order of importance) - profitability, growth in profits, growth in sales, improved gross profit margins and achievement of goals which enhance the Company's opportunities for future growth. The Compensation Committee does not accord any specific numerical weight to these factors.

   3. STOCK OPTIONS - Stock options are intended to strengthen the identification of executive officers with the interests of the Company's shareholders. Stock options are used by the Stock Option Committee as a form of longterm incentive compensation and not as remuneration for the past year's services. The Stock Option Committee grants options and fixes their terms subject to the provisions of the Company's stock option plan adopted on September 20, 1994. There are no fixed performance criteria which govern the grant of stock options. The Stock Option Committee's standards for determining the number of options granted are subjective. The Stock Option Committee confers with the Chief Executive Officer regarding the contribution which each executive officer made to the Company's performance during previous years and likely future contributions in order to determine if stock options should be granted and if so, the appropriate amount of options to be granted. The Stock Option Committee generally grants options as a reward for sustained superior performance reflected in the Company's operating results as well as to reward long-term commitment to the Company. Stock option grants are generally structured to provide executives with an incentive to continue with the Company. In this regard, consideration is given to the number of options held by an officer, their exercise price and vesting dates. All options granted have an option price not less than the fair market value of the stock on the date of the grant, generally vest over a period of five years and only attain a value if the price of the stock increases.

   BASIS FOR COMPENSATION OF THE CEO

   During the fiscal year ended March 31, 1997, the annual base salary paid to Charles R. Adams increased by 5% over 1996 levels. In addition, Mr. Adams received a bonus equal to 10% of his base salary. In fixing Mr. Adams' salary and bonus, the Compensation Committee took into account the Company's 29% growth in sales, record profit of $5,035,000, and the expansion of the Company's staff. While the Compensation Committee does not accord a specific numeric weight to such factors, it believes the results for the year fully justify a 5% increase in base salary. Furthermore, the 5% increase places Mr. Adams at approximately the mid-point for CEOs of all companies in the HIMA study. The Compensation Committee also noted that under Mr. Adams' leadership, the Company has positioned itself to benefit from the improved market conditions for oxygen conservation devices.

                         Compensation Committee      Stock Option Committee

                         John Boyd (Chairman)        Philip Wolfstein (Chairman)
                         Philip Wolfstein            John Boyd
                         Norman Cooper               David Cutter

                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
                  AMONG CHAD THERAPEUTICS, MEDIA GENERAL INDEX
                               AND SIC CODE INDEX


Company                   1992    1993    1994    1995     1996      1997
-------                   ----    ----    ----    ----     ----      ----

Chad Therapeutics A        100   330.00  466.88  696.47  1,524.77  1,195.21
Industry Index             100    79.30   64.45   91.83    144.04    146.97
Broad Market               100   114.11  121.15  133.14    174.42    201.76


ASSUMES $100 INVESTED ON
      APR. 1, 1992
    ASSUMES DIVIDEND
 REINVESTED FISCAL YEAR
         ENDING
      MAR. 31, 1997


The broad market index chosen was Media General Composite. The Industry Index chosen was SIC Code 3841, Surgical & Medical Instruments & Apparatus. The current composition of the index is as follows:

ADVANCED MEDICAL INC.               GENERAL SURGICAL INNOVAT         NOVAMETRIX MEDICAL SYST.
AKSYS LTD.                          GISH BIOMEDICAL INC.             OPHTHALMIC IMAGING SYSTS.
ANGEION CORP.                       GRACE, WR & CO.                  OPTICAL SENSORS INC.
APPLIED IMAGING CORP                GUIDANT CORP                     ORTHOLOGIC CORP.
ARROW INTERNATIONAL INC.            HAEMONETICS CORP.                OXBORO MEDICAL INTERNAT.
ARTERIAL VASCULAR ENGINEERING       HEARTPORT INC.                   PARADIGM MEDICAL IND.
AVECOR CARDIOVASCULAR               HEARX LTD.                       PERCLOSE INC.
BALLARD MEDICAL PRODUCTS            HEMASURE INC.                    QUEST MEDICAL INC.
BARD C.R. INC.                      HUMASCAN INC.                    RESMED INC.
BAXTER INTERNATIONAL INC.           I-FLOW CORP                      ROCHESTER MED CORP.
BECTON, DICKINSON & CO.             ICU MEDICAL INC.                 SALIVA DIAGNOSTICS
BIO-PLEXUS INC.                     INTEGRATED SURGICAL SYS.         SPECIALIZED HEALTH ?ROD.
BIOJECT MEDICAL TECH.               INTELLIGENT MED IMAGING          STRATEGIC DIAGNOSTICS
BIOPSYS MEDICAL INC.                KENSEY NASH CORP.                STRYKER CORP.
BOSTON SCIENTIFIC CORP.             KERAVISION INC                   SWISSRAY INTERNAT INC.
CARDIOMETRICS INC.                  LIFEQUEST MEDICAL INC.           TARGET THERAPEUTICS INC.
CARDIOVASCULAR DYNAMICS             MARQUEST MEDICAL PRODS.          THERMO CARDIOSYSTEMS INC.
CLOSURE MEDICAL CORP.               MED-DESIGN CORP.                 THORATEC LABS CORP.
CONCEPTUS INC.                      MEDAMICUS INC.                   ULTRAFEM INC.
CRYO-CELL INTERN AT INC.            MEDI-JECT CORPORATION            UNITED STATES SURGICAL
DIASYS CORP.                        MEDICAL DYNAMICS INC.            UROMED CORP
ELECTRO CATHETER CORP.              MEDWAVE INC.                     UTAH MEDICAL PRODUCTS
ENDOVASCULAR TECH INC.              MERIDIAN MEDICAL TECH.           VENTANA MEDICAL SYSTEMS
EP MEDSYSTEMS INC.                  MERIT MEDICAL SYSTEMS            VIDAMED INC.
FEMRX INC.                          MICRO THERAPEUTICS INC.          VITAL SIGNS INC.
FRESENIUS USA INC.                  MINNTECH CORP.                   VIVUS INC.
FUSION MEDICAL TECH.                NITINOL MEDICAL TECH.            XOMED SURGICAL PRODUCTS

                              INDEPENDENT AUDITORS

   The Board of Directors has appointed, subject to ratification by the shareholders, KPMG Peat Marwick LLP as independent auditors for the fiscal year commencing April 1, 1997. A representative of KPMG Peat Marwick LLP is expected to attend the Meeting to make any statements he may desire and respond to shareholders' questions.

   THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                             FOR 1998 ANNUAL MEETING

   Any proposal, relating to a proper subject, which a shareholder may intend to present for action at the Annual Meeting of Shareholders to be held in September, 1998, and which such shareholders may wish to have included in the proxy materials for such, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, must be received in proper form by the Secretary of the Company at 21622 Plummer Street, Chatsworth, California 91311, not later than March 15, 1998. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                              OTHER PROPOSED ACTION

   The Meeting is called for the purposes set forth in the notice thereof accompanying this Proxy Statement. Management is not aware of any matters to come before the Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the Meeting or any adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the person named in such Proxies intends to vote, act and consent in accordance with his best judgment with respect thereto.

                         PERSONS MAKING THE SOLICITATION

   The accompanying Proxy is solicited by the Board of Directors of the Company. The Company will pay all expenses of the preparation, printing and mailing to the shareholders of the enclosed Proxy, accompanying notice and Proxy Statement.

                            CHAD THERAPEUTICS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Charles R. Adams and Francis R. Fleming, and either of them, as Proxyholders, with the power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all the shares of voting capital stock of Chad Therapeutics, Inc. held of record by the undersigned at the close of business on July 11, 1997 (and in the case of item 1 to cumulate and allocate said votes for directors in his discretion), at the Annual Meeting of Shareholders to be held on September 9, 1997, and at any and all adjournment(s) thereof.

   The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF PROPOSAL 2.

   In their discretion the proxyholder's are authorized to vote upon such other business as may properly come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)         SEE REVERSE
                                                                    SIDE

                      PLEASE DATE, SIGN AND MAIL YOUR PROXY
                         CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF SHAREHOLDERS
                            CHAD THERAPEUTICS, INC.


                                SEPTEMBER 9, 1997







            [X]  PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED  [X]

A  [X]  PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.

                  FOR    WITHHELD     Nominees:  Charles R. Adams                                       FOR    AGAINST    ABSTAIN
1.   Election of  [ ]      [ ]                   Francis R. Fleming    2.  Proposal to ratify the       [ ]      [ ]        [ ]
     Directors.                                  David L. Cutter           appointment of KPMG
                                                 Philip Wolfstein          Peat Marwick LLP as
                                                                           independent Certified
                                                                           Accountants and Auditors.

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES(S):

                                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                       CARD PROMPTLY USING THE ENCLOSED ENVELOPE



--------------------------------






SIGNATURE                                            DATE
         ------------------------------------------       ----------------------

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH
      SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.